Exhibit 16.2

December 12, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Prosomnus, Inc.’s statements included under Item 4.01 of its Form 8-K filed on December 12, 2022, and we agree with such statements concerning our Firm.

/s/ SingerLewak LLP